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                                                                    EXHIBIT 10.4

                                                           Draft of May 23, 1997





                          1997 SUBSCRIPTION AGREEMENT

                          Dated as of June [   ], 1997

                                 by and between

                       IRIDIUM WORLD COMMUNICATIONS LTD.

                                      and

                                  IRIDIUM LLC





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         This 1997 SUBSCRIPTION AGREEMENT (this "Agreement") is dated as of
June [   ], 1997 and is by and between IRIDIUM WORLD COMMUNICATIONS LTD., a company incorporated under the laws of Bermuda (the "Company"), and IRIDIUM LLC ("Iridium"), a limited liability company organized under the laws of the State of Delaware.

         WHEREAS, the Company intends to consummate an underwritten initial public offering (the "Offering") of 10,000,000 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock") (11,500,000 shares if the Underwriters' over-allotment options are exercised in full) and to use the proceeds of the Offering to purchase an equivalent number of Class 1 Membership Interests ("Class 1 Interests") in Iridium as described in the registration statement on Form S-1 (File No. 333-23419) filed with the U.S. Securities and Exchange Commission, as amended (the "Registration Statement").

         WHEREAS, upon consummation of the Offering, Iridium intends to issue and sell to the Company 10,000,000 Class 1 Interests (11,500,000 Class 1 Interests if the Underwriters' over-allotment options are exercised in full) at a purchase price per Class 1 Interest equal to the per share public offering price of the Class A Common Stock less the per share underwriting discount.

         WHEREAS, Iridium owns all 1,200,000 currently outstanding shares of Class A Common Stock (the "Outstanding Shares") and in connection with, and as a condition to, the sale of the Class 1 Interests, Iridium intends to surrender the Outstanding Shares to the Company and the Company intends to retire and cancel the Outstanding Shares upon such surrender by Iridium.

         NOW, THEREFORE, the parties hereto, intending to be bound, hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1. Reference to Registration Statement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement.

         Section 1.2. Certain Definitions. As used in this Agreement the following terms have the following respective meanings:

         "Agreement" means this 1997 Subscription Agreement.

         "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

         "Class 1 Interests" means the Class 1 Membership Interests of Iridium LLC.

         "Firm Interests" has the meaning assigned to the term in Section 2.1 of this Agreement.

         "Firm Shares" means the shares of Class A Common Stock purchased by the Underwriters pursuant to the Purchase Agreements without giving effect to the exercise of over-allotment options.

         "Iridium Bermuda" means the Company as such term is used in the LLC Agreement referenced herein.




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         "LLC Agreement" means the Limited Liability Company Agreement of
Iridium LLC dated as of July 29, 1996, as amended.

         "Offering" means the initial public offering by the Company of its Class A Common Stock as described in the Registration Statement.

         "Option Interests" has the meaning assigned to the term in Section 2.2 of this Agreement.

         "Option Shares" means the shares of Class A Common Stock purchased by the Underwriters pursuant to the over-allotment options granted in the Purchase Agreements.

         "Registration Statement" means the Company's registration statement on Form S-1 (File No. 333-23419) filed with the U.S. Securities and Exchange Commission, as amended.

                                   ARTICLE II

                         PURCHASE OF CLASS 1 INTERESTS
                                 BY THE COMPANY

         Section 2.1. Firm Interests. Subject to the terms and conditions set forth herein, Iridium agrees to create, issue and sell 10,000,000 Class 1 Interests to the Company (the "Firm Interests") and the Company agrees to purchase the Firm Interests at a price per Firm Interest equal to the per share price paid to the Company by the Underwriters for the 10,000,000 Firm Shares of Class A Common Stock purchased by the Underwriters pursuant to the Purchase Agreements.

         Section 2.2. Over-Allotment Interests. Subject to terms and conditions set forth herein, Iridium agrees to create, issue and sell up to 1,500,000 Class 1 Interests to the Company (the "Option Interests") and the Company agrees to purchase an aggregate number of Option Interests that is equal to the number of Option Shares of Class A Common Stock purchased by the Underwriters pursuant to the Purchase Agreements at a price per Option Interest equal to the price paid by the Underwriters for the Option Shares of Class A Common Stock purchased by the Underwriters pursuant to the Purchase Agreements.

                                  ARTICLE III

                       DELIVERY AND PAYMENT FOR INTERESTS

         Section 3.1. Delivery of and Payment for Firm Interests. Delivery of certificates for the Firm Interests shall be made at the time and location of the delivery of the Firm Shares under the Purchase Agreements against payment of the purchase price therefor in immediately available funds.

         Section 3.2. Delivery of and Payment for Option Interests. Delivery of certificates for the Option Interests shall be made at the time and location of the delivery of the Option Shares under the Purchase Agreements against payment of the purchase price therefor in immediately available funds.

         Section 3.3. Delivery and Cancellation of Outstanding Shares. Iridium hereby agrees that in addition to its other obligations under this Agreement, upon payment by the Company of the purchase price for the Firm Shares pursuant to Section 3.1 above, Iridium shall surrender the Outstanding Shares to the Company and shall relinquish any rights in or claims on the Outstanding Shares. The





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Company hereby agrees that upon delivery of the Outstanding Shares by Iridium, the Company shall retire and cancel such Outstanding Shares.

                                   ARTICLE IV

                    ADMISSION OF THE COMPANY TO IRIDIUM LLC

         Section 4.1. Admission of the Company. The Company wishes to be admitted as a Class 1 Member in Iridium and agrees to be bound by all of the applicable provisions of the LLC Agreement. Prior to the first issuance of any Class 1 Interests hereunder, the Company will execute and deliver a counterpart of the LLC Agreement in substantially the form set forth in Annex A hereto. This Agreement constitutes the Company's written request that Iridium's Members' Interest Register be amended to reflect the Company's admission as a Member and Iridium agrees that its Members' Interest Register will be so amended, and the Company will be admitted as a Member in Iridium, on the date of the issuance of the Firm Interests hereunder.

         Section 4.2. Rights of the Company. The Class 1 Interests issued to the Company hereunder shall be entitled to all of the rights of Class 1 Interests under the LLC Agreement, including the rights of "Iridium Bermuda" described thereunder.

                                   ARTICLE V

                            EXPENSES OF THE OFFERING

         Iridium shall promptly pay, or reimburse the Company for the payment of, all expenses incurred by the Company in connection with the Offering and the transactions contemplated by this Agreement.


                                   ARTICLE VI

                     CONDITIONS OF THE PARTIES' OBLIGATIONS

         Section 6.1. Firm Interests. The respective obligations of the parties with respect to the Firm Interests are subject to the performance by the Underwriters of their obligations to purchase the 10,000,000 Firm Shares under the Purchase Agreements.

         Section 6.2. Option Interests. The respective obligations of the parties with respect to the Option Interests, if any, are subject to the performance by the Underwriters of their obligations, if any, to purchase Option Shares under the Purchase Agreements.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         Section 7.1 Representations and Warranties of Iridium. Iridium hereby represents and warrants that it has duly and validly executed and delivered this Agreement and that the Firm Interests and the Option Interests, if any, when issued against payment therefore by the Company pursuant to Article III,





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will be duly and validly authorized and issued and fully-paid and non-assessable, subject to the Company's waiver of limited liability pursuant to Section 2.09 of the LLC Agreement.

         Section 7.2 Representations and Warranties of the Company. The Company hereby represents and warrants that it has duly and validly executed and delivered this Agreement and will duly and validly execute the LLC Agreement pursuant to Article IV.

                                  ARTICLE VIII

                        INDEMNIFICATION AND CONTRIBUTION

         Section 8.1. Indemnification by Iridium. Iridium will indemnify and hold harmless the Company and each of its officers, directors and employees (each an "indemnified party") against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act or otherwise, that directly or indirectly, arise out of or are related to, the transactions contemplated by this Agreement, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, as such losses, damages, liabilities or expenses are incurred; provided, however, that Iridium shall not be liable in any such case to any indemnified party to the extent that any such loss, claim, damage or liability arises out of or is based upon an intentional act or omission of the indemnified party which was contrary to any written instruction or request of Iridium or which amounted to willful misconduct on the part of the indemnified party.

         Section 8.2. Proceedings. Promptly after receipt by an indemnified party of notice of the commencement of any action, suit or proceeding as to which a claim in respect thereof is to be made against Iridium under Section 8.1, the indemnified party shall notify Iridium in writing of the commencement thereof, but the omission so to notify Iridium shall not relieve Iridium from any liability which it may have to any indemnified party otherwise than under such section. In case any such action shall be brought against any indemnified party and it shall notify Iridium of the commencement thereof, Iridium shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to Iridium), and, after notice from Iridium to such indemnified party of its election so to assume the defense thereof, Iridium shall not be liable to such indemnified party under such section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Iridium shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution has been or may be sought hereunder without the prior written consent of Iridium.

         Section 8.3. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8.1 is for any reason held to be unenforceable although applicable in accordance with its terms, Iridium shall contribute to the losses, liabilities, claims, damages and expenses of the type contemplated by such indemnity agreement incurred by any indemnified party in such proportion as shall be appropriate to reflect (i) the relative benefits





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received, directly or indirectly, by Iridium on the one hand and the indemnified party on the other hand, from (a) the sale of the Firm Shares and the Option Shares, if any, and (b) the sale of the Firm Interests and the Option Interests, if any, and (ii) the relative fault of Iridium on the one hand and the indemnified party on the other, with respect to the acts or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. Iridium and the Company agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from Iridium if Iridium was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution obligations in this Article VIII are solely obligations of Iridium and no recourse may be had thereunder against any member, director, officer, employee or agent of Iridium.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.1. Governing Law; Severability. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. If it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not invalidate this entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

         Section 9.2. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.3. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings among such parties with respect to such subject matter.

         Section 9.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided that this Agreement may not be assigned by the Company without the written consent of Iridium.

         Section 9.5. Notices. All notices and other communications provided for in this Agreement shall be in writing, shall be in the English language and shall be sufficiently given if made (i) by hand delivery, (ii) by telecopier, or (iii) by reputable express courier service (charges prepaid), if to the Company, at the following address:





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                          Iridium World Communications Ltd.
                          c/o Iridium, LLC
                          1575 Eye Street, N.W.
                          Washington, D.C.  20006
                          U.S.A.
                          Attention: General Counsel
                          Phone: (202) 408-3800
                          Telecopier: (202) 408-3801

or if to Iridium, at the following address:

                          Iridium, LLC
                          1575 Eye Street, N.W.
                          Washington, D.C.  20006
                          U.S.A.
                          Attention:  General Counsel

                          Phone:  (202) 408-3800
                          Telecopier:  (202) 408-3801

or at such other address as the Company or Iridium shall have furnished in writing one to the other. Such notice shall be deemed to have been given when actually received.

                 Section 9.6. Jurisdiction and Service of Process. Any suit, action or proceeding against any party with respect to this Agreement may be brought in a court of the United States sitting in the State of Delaware or, if jurisdiction is lacking in such a court, in a court of record in the State of Delaware, and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and the party hereby submits to such jurisdiction. Each party hereto hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Delaware may be made upon The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such alternate process agent in the United States designated with respect to the party in a writing delivered to the other party (the "Process Agent") and each of the parties hereto hereby irrevocably appoints the Process Agent in its name, place and stead to receive and forward such service of any and all such writs, process and summonses and agrees that the failure of the Process Agent to give any notice of any such service of process to such party shall not impair or affect the validity of such service or of any judgment based thereon. If the Process Agent is no longer able to so act for any reason whatsoever, the party agrees to appoint a substitute process agent, which substitute process agent shall thereafter be deemed to be the Process Agent hereunder, and to give notice of such appointment to the other party.

                 Section 9.7. Amendments to the Agreement. This Agreement may not be changed or amended or the observance of any provisions waived without the written consent of each of the Company and Iridium.





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         IN WITNESS WHEREOF, the parties have hereunto signed their names in the space provided below.

                                           IRIDIUM WORLD COMMUNICATIONS LTD.


                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

                                           IRIDIUM LLC


                                           By:
                                              -------------------------------
                                              Name:
                                              Title:





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                                                                         ANNEX A
                                                  TO 1997 SUBSCRIPTION AGREEMENT



                      FORM OF COUNTERPART TO LLC AGREEMENT


         The undersigned agrees to be bound by the Limited Liability Company Agreement of Iridium LLC, dated as of July 29, 1996, as amended, to which this signature page is attached.

         IN WITNESS WHEREOF, the undersigned has hereunto set its hand as of
this         day of June, 1997.


                                           MEMBER
                                           ------

                                           IRIDIUM WORLD COMMUNICATIONS LTD.



                                           By:
                                              -------------------------------
                                              Name:
                                              Title: